Exhibit 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

            In connection with the Quarterly Report on Form 10-Q of American Capital Strategies, Ltd. (the “Company”), for the fiscal quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

                1.     The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

                2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MALON WILKUS

Name:	Malon Wilkus
Title:	Chairman, Chief Executive Officer and President
Date:	August 13, 2003

/s/ JOHN ERICKSON
Name:	John Erickson
Title:	Executive Vice President, Chief Financial Officer and Secretary
Date:	August 13, 2003

                This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement requi5red by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.